Exhibit 10.13

2nd AMENDMENT TO EMPLOYMENT AGREEMENT

This 2nd Amendment to Employment Agreement (“Amendment”) is made between Amylyx Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Patrick Yeramian, M.D. (“Executive”) and is effective as of November 27, 2023 (the “Effective Date”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, effective January 11, 2022 (the “Employment Agreement”), as amended in that certain Amendment to Employment Agreement effective December 1, 2022 (the “Amendment”); and

WHEREAS, the parties wish to amend the Employment Agreement to reflect that Executive will no longer be Chief Medical Officer but will have the title Strategic Advisor for the remainder of his employment; and

WHEREAS, all other terms and conditions of the Employment Agreement, inclusive of the Amendment, will remain effective.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
That Section 1(b) of the Employment Agreement is hereby replaced in its entirety with the following paragraph:

(b) Position and Duties. The Executive shall serve as Strategic Advisor to the Company and shall have such powers and duties as may from time to time be prescribed by the Co-Chief Executive Officers (individually and collectively, the “CEO”) or other duly authorized executive. The Executive shall devote the Executive’s full working time and efforts to the business and affairs of the Company; provided, however, that Executive’s full working time and efforts shall be twenty (20) hours per week. Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the approval of the Board of Directors of the Company (the “Board”), or engage in religious, charitable or other community activities as long as such services and activities do not interfere with the Executive’s performance of the Executive’s duties to the Company.

2.
That all other terms and conditions in the Employment Agreement, inclusive of the Amendment, shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligations existing under the Employment Agreement except to the extent specifically provided for herein.
3.
Notwithstanding the place where this Amendment may be executed by any of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of choice or conflicts of laws thereof.

4.
This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Amendment may be conveyed by facsimile or other electronic transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile or other electronic transmission; provided, that failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Amendment.

IN WITNESS WHEREOF, the parties have executive this Amendment effective on the Effective Date.

AMYLYX PHARMACEUTICALS, INC.

By:	/s/ Justin Klee
Justin Klee
Co-Chief Executive Officer

EXECUTIVE

By:	/s/ Patrick Yeramian
Patrick Yeramian, M.D.